IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION
"IN ADMIRALTY"

SWORDFISH PARTNERS, a Florida
Joint Venture,

Plaintiff,

vs. CASE NO. 2017-CV-

THE UNKNOWN, ABANDONED AND
SUNKEN STEAMSHIP, her apparel, tackle
and appurtenances and cargo located within
center point coordinates (to be provided
to the Court under seal), *in rem*,

Defendant.

______________________________/

VERIFIED COMPLAINT IN ADMIRALTY IN REM

Plaintiff, SWORDFISH PARTNERS JOINT VENTURE asserts the following complaint *in rem* against the Defendant Unknown, Abandoned and Sunken Steamship, its apparel, tackle, appurtenances and cargo, located within the coordinates (to be provided to the Court under seal).

Parties

1. Swordfish Partners, a Florida joint venture with its principal place of business at 15500 Roosevelt Boulevard - Suite 303, Clearwater, Florida, is engaged in the business of deep ocean exploration and recovery of shipwrecks and their cargo. The sole members of the venture are EXPL Swordfish, LLC, a Florida limited liability company, and Deep Blue Exploration, LLC, d/b/a Marex, a Tennessee limited liability company.

2. Defendant is the Unknown, Abandoned and Sunken Steamship, her apparel, tackle, appurtenances and cargo (collectively the "Vessel" hereafter. Should the identity of the Vessel be confirmed, Plaintiff will seek leave to amend the caption to accurately name the Defendant.

3. The Vessel is lying at a depth of over 100 feet and approximately 40 miles East of Wilmington, North Carolina, beyond the territorial waters of any sovereign nation.

4. Plaintiff knows of no salvor presently claiming any interest in the Vessel nor of any efforts by any previous owner to salvage the Vessel; in fact, the Vessel appears to have been abandoned for more than a century. The value of the Vessel cannot be estimated at this time.

Jurisdiction and Venue

5. This is an admiralty case stating a maritime claim within the meaning of Rule 9(h) of the Federal Rules of Civil Procedure and Supplemental Admiralty Rules C and D as hereinafter more fully appears. This Court has original jurisdiction over this matter pursuant to 28 U.S.C. §§ 1331 and 1333. The Court also has constructive *quasi in rem* jurisdiction over the Vessel and *in personam* jurisdiction over the Plaintiff.

6. Venue is proper in this United States District Court for the Middle District of Florida, Tampa Division, pursuant to 28 U.S.C. § 1391, and Local Rule 7.03 since Plaintiff's principal place of business is located in Clearwater, Florida, and all of the property, artifacts and objects that are recovered from and about the Vessel will be brought and maintained in the District for safekeeping and appropriate conservation and preservation efforts.

Predicate Facts

7. The Vessel was found in an area of approximately 229,000 sq.ft. in a circle with a radius of 270 feet from the intersection of the coordinates to be provided to the Court (the Salvage Area). Side-scan images of the shipwreck and the coordinates will be provided to the Court under seal for purposes confidentiality and security, if the Court approves.

8. Since finding the shipwreck, Plaintiff has found no evidence of any salvage or archaeological operations within the Salvage Area or in the general area; and, to the best of Plaintiff's knowledge after a diligent search, no salvor has sought to protect an interest in the

vessel through an arrest. Since Plaintiff has located the wreck site, it has maintained actual, continuous, and exclusive possession or constructive occupancy of the site to the extent possible.

9. In conjunction with the filing of this action, Plaintiff will request that the United States Marshal be directed to arrest the salvaged material, starting with the metal spike from the shipwreck hull; and, for Plaintiff to then be appointed substitute custodian for recovery, conservation, restoration and safekeeping of all recovered salvage.

10. Any further property and objects recovered from the Salvage Area by Plaintiff will be recovered as Substitute Custodian, under the jurisdiction of this Court, and within the actual or constructive possession of the Court's duly-appointed Substitute Custodian during the pendency of this action.

11. Plaintiff will recover as much of the Vessel as practical using an excavation plan and conservation process in order to ensure that the recovery operations are consistent with rigorous archaeological protocols and recovery operations will proceed consistent with these protocols.

12. Plaintiff, its members, agents and associates, have invested time, money and effort in locating and side-scanning the Vessel as well as planning of the archaeological issues for the recovery of property and significant artifacts from the Vessel.

13. Plaintiff, its members, agents and associates, are actively, voluntarily and successfully engaged in reducing certain artifacts from and about the Vessel to the Plaintiff's exclusive custody, possession, dominion and control, as circumstances permit, and Plaintiff has the present ability and intention to continue to do so during the pendency of this action.

COUNT I - SALVAGE AWARD CLAIM

14. Plaintiff incorporates herein by reference, as though fully set forth herein, the allegations set forth above in paragraphs 1 through 13.

15. This action arises under Supplemental Admiralty Rule C and general maritime law and, as salvage service has been and will be performed, such services constitute a preferred maritime lien.

16. The Vessel is in an utterly helpless condition and appears to have been lost for more than a century and could not be rescued without the voluntary and successful services of Plaintiff, its agents and associates. The Vessel is plainly a subject in maritime peril.

17. Plaintiff is under no obligation or duty to render salvage services to the Vessel.

18. Plaintiff's voluntary services have been and will continue to be successful in rescuing or helping to rescue the Vessel, etc., in order to investigate and research the Salvage Area and to return the recovered portions thereof to the stream of commerce or, as concerns objects with little or no commercial use but does have historic value, offer them to education institutions.

19. Plaintiff, by virtue of services performed, the private risk capital expended, and the time spent and danger incurred in finding and recovering artifacts from the Vessel as well as the cargo she carried, is entitled to a liberal salvage award for such services.

COUNT II - POSSESSORY AND OWNERSHIP CLAIM

20. Plaintiff incorporates by reference, as though fully set forth herein, the allegations, set forth above in paragraphs 1 through 13.

21. This count arises under Supplemental Admiralty Rule D and general maritime law.

22. The Plaintiff is, by virtue of its exclusive possession, dominion and control of the Vessel, has taken such actions as are necessary to constitute continued possession, dominion and control of the abandoned shipwreck site and intends to continue such.

23. The Vessel has been abandoned as there is no presently known extant owner of the Vessel nor the cargo that sank with her.

24. Should no claimant appear and successfully prosecute its claim, Plaintiff will be entitled to an adjudication of title and ownership in the Vessel and its components and the right to recover the Vessel that sunk with her without the interference of any other salvor, claimant, agency, department or instrumentality of any government, domestic or foreign.

* * *

VERIFICATION

UNDER PENALTIES OF PERJURY, I am the Manager of EXPL Swordfish, LLC, which manages the Plaintiff Swordfish Partners Joint Venture; I have read the foregoing complaint and have personal knowledge of the facts alleged therein; and, the facts alleged are true and correct to the best of my knowledge and belief.

EXPL SWORDFISH, LLC

By:__________________________
MICAH J. ELDRED, MANAGER

* * *

Prayer for Relief

WHEREFORE, Plaintiff Swordfish Partners pray that the Court finds that Swordfish Partners enter an order as follows:

(a) this Court assumes exclusive jurisdiction over the recoveries and that this Court protects the Plaintiff and the Court's exclusive jurisdiction over the *in rem* Defendant;

(b) Plaintiff Swordfish Partners retains possession of the *in rem* Defendant and that all other persons, firms, and corporations are enjoined from interfering with the Plaintiff's possession and exclusive salvage rights to conduct recovery operations in the Salvage Area and preserve any property recovered from the Salvage Area as either salvor-in-possession or finder-in-possession, without the interference of other third parties;

(c) should any claimant appear and be adjudged the owner of the Unknown, Abandoned Sunken Steamship, her apparel, tackle, appurtenances and cargo or any items recovered from her, award Plaintiff a liberal salvage award, with the amount or composition of such award as may be determined by this Court pursuant to the law of salvage or award title under the American Law of Finds;

(d) process *in rem* and *quasi in rem* and a Warrant of Arrest issue in due form, by and in accordance with the practice of this Honorable Court in causes of admiralty and maritime jurisdiction against the aforesaid Defendant Abandoned, Sunken Steamship, her apparel, tackle and appurtenance, and her cargo and any other artifacts recovered from the Defendant Unknown, Abandoned, Sunken Steamship, with notice to be posted on the shipwreck and given otherwise as the Court orders to all persons claiming an interest in Plaintiff's ongoing recovery operations to appear and answer this complaint and to show cause as to why the artifacts recovered from the Defendants vessel and her cargo by Plaintiff and its associates should not be either sold or appropriately transferred in satisfaction of any judgment in favor of Plaintiff for a salvage award;

(e) in the alternative, put Plaintiff into possession of the Defendant Unknown, Abandoned, Sunken Steamship, her tackle, armament, apparel, appurtenances and cargo, wherever she may be found, and that title as the sole and exclusive owner of Vessel and components be decreed and confirmed in Plaintiff and against all claimants and all the world and that all other persons, firms, and corporations and governmental agencies, domestic or foreign, be enjoined from interfering with the Plaintiff's title, exclusive possession and property rights therein;

(f) that Plaintiff have such other relief as is just and proper.

RESPECTFULLY SUBMITTED,

/s/ *Marlow V. White*
Marlow V. White
Florida Bar Member 275417
LEWIS & WHITE, P.L.C.
222 W. Georgia Street
Tallahassee, Florida 32301
Vox: (850) 425-5000
Fax: (850) 425-5004
Email1: mvw@lewisandwhite.com
Email2: lawlaw@polaris.net
ATTORNEYS FOR PLAINTIFF
SWORDFISH PARTNERS